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                                                                    EXHIBIT 99.1


                                  CERTIFICATION

                  Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Randall J. Fagundo, the Chief Executive Officer of American Coin Merchandising, Inc. (the "Company"), and W. John Cash, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his respective knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit
         99.1 (the "Periodic Report"), fully complies with the requirements of
         Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of Operations of the Company for the period covered by the Periodic Report.

Dated: November 13, 2002


/s/ Randall J. Fagundo                       /s/ W. John Cash
----------------------------------           ----------------------------------
Randall J. Fagundo                           W. John Cash
Chief Executive Officer                      Chief Financial Officer